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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Software 2000, Inc. of our report dated October 19, 1995 appearing on page F-2 of the consolidated financial statements which is included in the Registration Statements dated November 13, 1995 (No. 33-97866) and May 9, 1996 (No. 333-3940) of Software 2000, Inc. filed on Form S-1. We also consent to the application of such report to the Financial Statement Schedule, which appears on page S-1 on these Forms S-1, for each of the two years in the period ended August 31, 1994 and for the year ended September 30, 1995 listed under Item 16(b) of these Forms S-1 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.


PRICE WATERHOUSE LLP

Boston, Massachusetts
June 7, 1995